EXHIBIT 99
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Sussex Bancorp
399 Route 23
Franklin, NJ  07416                           Contact:  Candace Leatham
                                                        Executive Vice President
                                                        /Treasurer
                                                        (973) 827-2914

--------------------------------------------------------------------------------

         SUSSEX BANCORP ANNOUNCES INCREASED THIRD QUARTER 2003 EARNINGS

                                      - - -
                           DECLARES 5% STOCK DIVIDEND

     FRANKLIN, NEW JERSEY - October 16, 2003- Sussex Bancorp (AMEX:"SBB") today announced its financial results for the third quarter of 2003 ending September 30, 2003.

Third Quarter 2003 highlights include:

     o    Quarterly net income growth of 10% from the prior year's third quarter
     o Quarterly non-interest income increases by approximately 15% over the prior year's third quarter
     o    Quarterly 5% Stock Dividend

     For the quarter ended September 30, 2003, the Company earned net income of $316,000, an increase of approximately 10 percent over net income of $287,000 reported for the third quarter of 2002. For the nine months ended September 30, 2003, the Company earned net income of $989,000, an increase of $140,000, or approximately 16.5 percent, from the $849,000 earned for the same period last year. Basic earnings per share for the three and nine months ended September 30, 2003 were $0.18 and $0.55 respectively, compared to $0.16 and $0.49 for the respective comparable periods of 2002. Diluted earnings per share were $0.17 and $0.54, respectively, for the three and nine months ended September 30, 2003, compared to $0.16 and $0.47 in the respective periods of 2002.

     The Company's net interest income was $1,938,000 for the quarter ended September 30, 2003 compared to $1,929,000 for the third quarter of 2002. The Company's interest expense decreased to $681,000 for the quarter ended September 30, 2003 from $884,000 for the third quarter of 2002, reflecting reduced market rates of interest. The Company's total deposits increased to $201.8 million at September 30, 2003 from $190.5 million at September 30, 2002. At September 30, 2003, the Company had total assets of $235.1 million, compared to total assets of $226.3 million at September 30, 2002. The loan loss provision for the third quarter was $70,000 compared with $75,000 for the same period last year.

     The Company also experienced substantial increases in non-interest income in both the current quarter and year to date periods compared to 2002. The Company reported non interest income of $914,000 and $2,931,000 for the current three and nine month periods, respectively, compared to non- interest income of $794,000 and $2,391,000 for the three and nine month periods ended September 30, 2002. For the three and nine month periods ended September 30, 2003, $512,000 and $1,599,000 of the non-interest income was commission income from the Company's subsidiary, Tri-State Insurance Agency, Inc.

     Sussex Bancorp also announced that its Board of Directors declared a 5% stock dividend payable on November 24, 2003 to shareholders of record as of November 3, 2003. All weighted average shares and per share information have

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

been adjusted
retroactively for the effect of this stock dividend.

     Sussex Bancorp is the holding company for the Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey and for Tri-State Insurance Agency, Inc, a full service insurance agency located in Augusta, New Jersey.

                                         SUSSEX BANCORP
                                CONSOLIDATED STATEMENTS OF INCOME

                                             For the Three Months            For the Nine Months
                                              Ended September 30,             Ended September 30,
(In thousands, except
share and per share data)               2003            2002           2003             2002
-------------------------               ----            ----           ----             ----

Interest income                     $    2,619      $    2,813      $    7,999      $    8,080
Interest expense                           681             884           2,197           2,672
                                    ----------      ----------      ----------      ----------
Net interest income                      1,938           1,929           5,802           5,408
Provision for loan losses                   70              75             315             225
                                    ----------      ----------      ----------      ----------
Net interest income after
     provision for loan losses           1,868           1,854           5,487           5,183
Non-interest income                        914             794           2,931           2,391
Non-interest expense                     2,375           2,248           7,098           6,375
                                    ----------      ----------      ----------      ----------
Income before tax expense                  407             400           1,320           1,199
Tax expense                                 91             113             331             350
Net income                          $      316      $      287      $      989      $      849
                                    ==========      ==========      ==========      ==========

Basic earnings per share            $     0.18      $     0.16      $     0.55      $     0.49
Diluted earnings per share                0.17            0.16            0.54            0.47

Shares outstanding:
Basic                                1,788,004       1,743,978       1,782,929       1,741,093
Diluted                              1,871,929       1,823,043       1,849,197       1,819,734






                                 SUSSEX BANCORP
                           CONSOLIDATED BALANCE SHEETS

                                                        Balances as of
                                                        September 30,

(In thousands)                                          2003            2002
                                                        ----            ----

Cash and due from banks                              $  11,023       $   9,680
Federal funds sold                                       4,740          21,795
                                                     ---------       ---------

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

     Cash and cash equivalents                          15,763          31,475
                                                     ---------       ---------

Interest bearing time deposits with other banks          3,500           6,100
Securities available for sale, at fair value            75,730          68,412
Federal Home Loan Bank stock, at cost                      760             750

Loans                                                  129,767         110,008
Allowance for loan losses                               (1,652)         (1,353)
                                                     ---------       ---------
Net loans                                              128,115         108,655

Accrued interest receivable                              1,248           1,160
Premises and equipment, net                              4,334           4,703
Goodwill, net                                            1,932           1,757
Other assets                                             3,679           3,288
                                                     ---------       ---------
     Total assets                                    $ 235,061       $ 226,300
                                                     =========       =========

Deposits                                               201,806         190,544
Borrowings                                              12,000          15,000
Other liabilities                                        2,218           2,551
Mandatory redeemable capital debentures                  5,000           5,000
                                                     ---------       ---------
Total liabilities                                      221,024         213,095

Total shareholders' equity                              14,037          13,205
                                                     ---------       ---------

     Total liabilities and shareholders' equity      $ 235,061       $ 226,300
                                                     =========       =========


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